WILMER CUTLER PICKERING                                    Exhibit (i)(2)
  HALE and DORR

                                                           60 State Street
                                                           Boston, MA  02109
                                                           617-526-6000
                                                           617-526-5000 fax
                                                           wilmerhale.com

April 28, 2005



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Re: Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of The Wright Managed Income Trust (the "Trust") File Nos. 2-81915; 811-3668 ("PEA no. 35")
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Gentlemen:

Wilmer  Cutler   Pickering  Hale  and  Dorr  LLP  hereby  consents  to  the incorporation by reference into PEA no. 35 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

This consent may not be used for any purpose other than as set forth above without our further consent.

Very truly yours,

/s/ Leonard A. Pierce
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    Leonard A. Pierce, Partner
    Wilmer Cutler Pickering Hale and Dorr LLP